As filed with the Securities and Exchange Commission on May 23, 2013

Registration No. 333-161109

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INVACARE CORPORATION
(Exact name of Registrant as specified in its charter)

Ohio		95-2680965
(State or other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
One Invacare Way Elyria, Ohio 44035
(Address of Principal Executive Offices, including Zip Code)

INVACARE CORPORATION 2003 PERFORMANCE PLAN
(Full Title of the Plan)

Anthony C. LaPlaca
Senior Vice President and General Counsel
Invacare Corporation
One Invacare Way
Elyria, Ohio 44035
(440) 329-6000

(Name, address and telephone number, including area code,
of agent for service)
Copy to: Douglas A. Neary, Esq. Calfee, Halter & Griswold LLP The Calfee Building 1405 East Sixth Street Cleveland, Ohio 44114-1607 (216) 622-8200
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐	Smaller reporting company	☐

(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (“Post-Effective Amendment”) is filed in order to deregister certain common shares, without par value (“Common Shares”), issuable under the Invacare Corporation 2003 Performance Plan, as amended (the “2003 Plan”), which Common Shares were registered under a Registration Statement on Form S-8 (File No. 333-161109) filed by Invacare Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) and effective on August 6, 2009 (the “Prior Registration Statement”).

At the Annual Meeting of Shareholders of the Registrant held on May 16, 2013, the Registrant's shareholders approved the Invacare Corporation 2013 Equity Compensation Plan (the “2013 Plan”), which provides, among other things, that Common Shares available for awards under the 2003 Plan upon the expiration of the 2003 Plan on May 20, 2013 shall become available for issuance or transfer under the 2013 Plan. As of May 20, 2013, there were 660,337 Common Shares that were available for awards under the 2003 Plan that are now available for issuance under the 2013 Plan (such shares, the “Carried Forward Shares”).

The Registrant is concurrently filing a separate Registration Statement on Form S-8 to register for issuance under the 2013 Plan (1) the Carried Forward Shares and (2) 3,800,000 additional Common Shares. This Post-Effective Amendment is hereby filed to reflect that, following the date hereof, the Carried Forward Shares may not be issued under the 2003 Plan and to deregister the Carried Forward Shares under the Prior Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elyria, State of Ohio, on this 23rd day of May, 2013.

INVACARE CORPORATION

By:	/s/ Gerald B. Blouch
Gerald B. Blouch
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed below by the following persons in the capacities indicated as of May 23, 2013.

Signature	Title

/s/ A. MALACHI MIXON, III	Chairman of the Board of Directors
A. Malachi Mixon, III

/s/ GERALD B. BLOUCH	President, Chief Executive Officer and Director (Principal Executive Officer)
Gerald B. Blouch

/s/ ROBERT K. GUDBRANSON	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
Robert K. Gudbranson

/s/ MICHAEL F. DELANEY	Director
Michael F. Delaney

/s/ C. MARTIN HARRIS, M.D.	Director
C. Martin Harris, M.D.

/s/ JAMES L. JONES	Director
James L. Jones

/s/ DALE C. LAPORTE	Director
Dale C. LaPorte

/s/ DAN T. MOORE, III	Director
Dan T. Moore, III

/s/ CHARLES S. ROBB	Director
Charles S. Robb

/s/ BAIJU R. SHAH	Director
Baiju R. Shah

/s/ ELLEN O. TAUSCHER	Director
Ellen O. Tauscher

/s/ WILLIAM M. WEBER	Director
William M. Weber